Exhibit 99.1
NPK REPORTS THIRD QUARTER 2026 RESULTS

THE WOODLANDS, TEXAS – October 29, 2026 – NPK International Inc. (NYSE: NPKI) (“NPK” or the “Company”) today announced results for the three and nine months ended September 30, 2026.
THIRD QUARTER 2026 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Revenues of $76.3 million, +11%
•Operating income from continuing operations of $9.2 million, 12.0% operating margin
•Income from continuing operations of $6.3 million, or $0.07 per diluted share
•Adjusted EBITDA from Continuing Operations of $20.0 million, +30%
•Adjusted EBITDA margin of 26.2%, +390 basis points
•Total debt of $26.3 million and cash of $4.2 million as of September 30, 2026
•Repurchased $13.4 million of common equity in the third quarter of 2026

	Third Quarter
(In millions)	2026	2025	Change
Revenues	$76.3	$68.8	$7.5
Operating income from continuing operations	$9.2	$9.1	$0.1
Income from continuing operations per common share - Diluted	$0.07	$0.07	$—
Adjusted EBITDA from continuing operations	$20.0	$15.4	$4.6
Operating margin from continuing operations (%)	12.0%	13.2%	-120	bps
Adjusted EBITDA margin from continuing operations (%)	26.2%	22.3%	390	bps
Net cash provided by operating activities	$7.1	$24.7	$(17.6)
Free Cash Flow	$(4.4)	$12.5	$(16.9)
MANAGEMENT COMMENTARY
“We generated third quarter year-over-year revenue and adjusted EBITDA growth of 11% and 30%, respectively, despite delayed deployments on several large projects,” stated Matthew Lanigan, President and CEO of NPK International. “While the exceptionally dry weather in Texas negatively impacted matting demand during the third and early fourth quarter and caused us to lower our full-year guidance, the underlying demand trends in our core power transmission markets remain robust as rental project activity has significantly strengthened throughout October. As a result, we expect strong rental and service trends to finish the year and our growth expectations for 2027 remain unchanged.
Lanigan continued, “We remain focused on executing our key growth initiatives, including expanding our manufacturing capacity, growing our rental fleet, and further diversifying our customer base and geographic footprint. Our manufacturing facility expansion remains on track to begin operations by mid-2027, supporting accelerated fleet growth and reducing our reliance on cross-rental mats. We also continue to evaluate organic growth opportunities and strategic acquisitions to expand our presence in new and underpenetrated markets and further increase market share. These investments reflect our confidence in the strength and long-term durability of the growth trends driving our business.

“Our strong liquidity position provides us the flexibility to balance our growth investments with the return of capital through our disciplined share repurchase program. During the third quarter, we invested $13 million in share repurchases, leaving $76 million remaining under our current share repurchase authorization. With debt of $26 million at quarter end and roughly $132 million of availability under our bank facility, we have ample financial capacity to support both our strategic growth investments, as well as opportunistic share repurchases.
“Our quoting activity has remained robust, maintaining year-over-year growth of approximately 20% throughout the year, demonstrating the strong fundamental demand trends benefitting our business. We believe our strategic investments position us well to capitalize on these attractive growth opportunities, which combined with our consistent operational execution, give us confidence in our ability to deliver double-digit rental growth in the coming years. We are excited about the opportunities ahead and remain focused on capitalizing on favorable market trends, executing our growth strategy and delivering long-term value for our shareholders,” concluded Lanigan
BUSINESS UPDATE
NPK’s business plan is designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes investments with superior return profiles, together with a programmatic return of capital program.
Third quarter 2026 highlights include:
•Consistent customer demand from core markets. Business activity remains robust in core markets, driven by sustained demand from power transmission customers. Quoting activity remains consistent at elevated levels, with year-over-year growth of at least 20% throughout 2026, with much of the volume being originated in expansion geographies. This supports the Company’s longer-term expectation for double-digit rental growth.
•Improved operating efficiency. NPK remains focused on efficiency improvements and operating cost optimization across every aspect of its business. In the third quarter of 2026, NPK’s Adjusted EBITDA Margin was 26.2%, a 390 basis point improvement from the prior year period.
•Manufacturing capacity expansion. Based on the continued favorable long-term demand outlook, NPK continues to execute on plans to expand our Carencro, Louisiana manufacturing capacity by approximately 50% from current levels. The Company expects to invest $40 million to $45 million by mid-2027, including $10.5 million invested through September 30, 2026, with additional production expected to start up by mid-2027.
•Robust return of capital program. During the third quarter of 2026, the Company used $13.4 million of cash to repurchase 1.0 million outstanding shares under the repurchase program. The Company has $76 million remaining under the current share repurchase authorization.
FINANCIAL PERFORMANCE
In the third quarter of 2026, NPK generated revenue of $76.3 million, an increase of 11%, compared to $68.8 million in the prior year period. Rental and service revenue increased 12% to $49.6 million, while product sales increased 9% to $26.7 million. Rental demand in the third quarter of 2026 was impacted by an exceptionally dry weather pattern in Texas, which resulted in several scheduled large-scale utility projects commencing without the use of matting. The revenue decline in the Texas region was partially offset by growth in other targeted expansion markets.
Gross margin was 31.3% in the third quarter of 2026, compared to 31.9% in the prior year period.

Selling, general and administrative expenses were $14.7 million (19.3% of revenues) in the third quarter of 2026, compared to $13.3 million (19.3% of revenues) in the third quarter of 2025. SG&A for the third quarter of 2026 includes approximately $1.2 million in severance and related costs associated with executive leadership transition, as well as $0.7 million in strategic planning and diligence costs.
NPK generated income from continuing operations of $6.3 million, or $0.07 per diluted share, compared to $6.1 million, or $0.07 per diluted share, in the third quarter of 2025. Third quarter 2026 adjusted income from continuing operations was $7.9 million, or $0.09 per diluted share, compared to adjusted income from continuing operations of $6.1 million, or $0.07 per diluted share, in the third quarter of 2025.
The Company reported Adjusted EBITDA from Continuing Operations of $20.0 million in the third quarter of 2026, or 26.2% of total revenue, compared to $15.4 million, or 22.3% of total revenue, in the prior year period.
BALANCE SHEET AND LIQUIDITY
As of September 30, 2026, NPK had total cash of $4.2 million, total debt of $26.3 million, and available liquidity under its senior secured revolving credit facility of $132.2 million.
Operating cash flow was $7.1 million in the third quarter of 2026, and capital investments used $11.4 million, net, with the substantial majority funding the growth of the mat rental fleet and the manufacturing expansion project.
FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of October 29, 2026, and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the full year 2026, NPK currently anticipates the following:
•Revenues in a range of $300 million to $305 million
•Adjusted EBITDA in a range of $90 million to $93 million
•Capital expenditures in a range of $70 million to $75 million, which includes $40 million to $45 million invested to expand our rental fleet and approximately $20 million for the manufacturing expansion
THIRD QUARTER 2026 RESULTS CONFERENCE CALL
A conference call will be held Friday, October 30, 2026 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call will be available in the Investor Relations section of the Company’s website at npki.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the live teleconference:

Domestic Live:	833-461-5787
International Live:	585-542-9983
Conference ID:	336 340 669
After the webcast, a replay will be available on the Company’s website.

ABOUT NPK INTERNATIONAL
NPK International Inc. is a worksite access solutions company that manufactures, sells, and rents recyclable composite matting products, along with a full suite of services, including planning, logistics, and site restoration. The Company delivers superior quality and reliability across critical infrastructure markets, including electrical transmission and distribution, oil and gas exploration, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at npki.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “guidance,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by NPK, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our ability to generate organic growth; economic and market conditions that may impact our customers’ future spending; customer concentration; the effective management of our fleet, including our ability to properly manufacture, safeguard, and maintain our fleet; international operations; manufacturing capacity expansion projects; operating hazards present in our and our customers’ industries and substantial liability claims; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; complications with the design or implementation of our updated enterprise resource planning system; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. NPK’s filings with the Securities and Exchange Commission can be obtained at no charge at sec.gov, as well as through our website at npki.com.
INVESTOR RELATIONS CONTACT
Investors@npki.com

NPK International Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues	$76,276	$81,585	$68,838	$232,931	$201,848
Cost of revenues	52,371	51,426	46,870	151,681	129,449
Selling, general and administrative expenses	14,738	14,160	13,279	42,089	38,682
Other operating (income) loss, net	8	(91)	(368)	(511)	(497)
Operating income from continuing operations	9,159	16,090	9,057	39,672	34,214

Foreign currency exchange (gain) loss	101	(154)	31	92	(909)
Interest (income) expense, net	460	347	(47)	1,130	(94)
Income from continuing operations before income taxes	8,598	15,897	9,073	38,450	35,217

Provision for income taxes from continuing operations	2,268	3,908	3,010	9,773	9,995
Income from continuing operations	6,330	11,989	6,063	28,677	25,222
Loss from discontinued operations, net of tax	(221)	(22)	(409)	(143)	(887)
Net income	$6,109	$11,967	$5,654	$28,534	$24,335

Income (loss) per common share - basic
Income from continuing operations	$0.07	$0.14	$0.07	$0.34	$0.30
Loss from discontinued operations	—	—	—	—	(0.01)
Net income (loss)	$0.07	$0.14	$0.07	$0.34	$0.29

Income (loss) per common share - diluted
Income from continuing operations	$0.07	$0.14	$0.07	$0.33	$0.29
Loss from discontinued operations	—	—	—	—	(0.01)
Net income	$0.07	$0.14	$0.07	$0.33	$0.28

Weighted average shares:
Basic	84,420	84,526	84,359	84,454	84,959
Diluted	85,372	85,844	85,066	85,688	85,821

NPK International Inc.
Operating Results
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues
Rental revenues	$31,840	$37,208	$29,591	$104,673	$89,355
Service revenues	17,724	16,344	14,688	50,396	44,629
Product sales revenues	26,712	28,033	24,559	77,862	67,864
Total revenues	$76,276	$81,585	$68,838	$232,931	$201,848

Operating income from continuing operations	$9,159	$16,090	$9,057	$39,672	$34,214
Operating margin from continuing operations	12.0%	19.7%	13.2%	17.0%	17.0%

NPK International Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$4,230	$5,140
Receivables, net	65,735	59,806
Inventories	16,417	11,500
Prepaid expenses and other current assets	6,947	5,046
Total current assets	93,329	81,492

Property, plant and equipment, net	257,058	233,048
Operating lease assets	11,573	11,195
Goodwill	75,914	76,341
Other intangible assets, net	17,525	21,297
Deferred tax assets	1,558	5,535
Other assets	8,682	12,850
Total assets	$465,639	$441,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$5,067	$5,170
Accounts payable	23,353	22,327
Accrued liabilities	27,175	29,647
Total current liabilities	55,595	57,144

Long-term debt, less current portion	21,229	11,692
Noncurrent operating lease liabilities	9,778	9,877
Deferred tax liabilities	11,039	7,476
Other noncurrent liabilities	1,908	4,413
Total liabilities	99,549	90,602

Common stock, $0.01 par value (200,000,000 shares authorized and 89,969,464 and 90,134,477 shares issued, respectively)	900	902
Paid-in capital	489,664	489,632
Accumulated other comprehensive loss	(2,716)	(1,610)
Retained earnings (deficit)	(71,993)	(100,527)
Treasury stock, at cost (6,046,343 and 5,616,798 shares, respectively)	(49,765)	(37,241)
Total stockholders’ equity	366,090	351,156
Total liabilities and stockholders’ equity	$465,639	$441,758

NPK International Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$28,534	$24,335
Adjustments to reconcile net income to net cash provided by operations:
Gain on divestitures	(500)	—
Depreciation and amortization	25,404	18,235
Stock-based compensation expense	6,154	4,137
Provision for deferred income taxes	7,697	9,362
Credit loss expense	95	19
Gain on sale of assets	(1,261)	(2,203)
Amortization of original issue discount and debt issuance costs	237	394
Change in assets and liabilities:
Increase in receivables	(7,558)	(2,462)
(Increase) decrease in inventories	(4,790)	5,007
Increase in other assets	(3,119)	(3,711)
Increase in accounts payable	2,425	1,466
Increase (decrease) in accrued liabilities and other	(3,172)	405
Net cash provided by operating activities	50,146	54,984

Cash flows from investing activities:
Capital expenditures	(45,519)	(34,419)
Proceeds from divestitures	5,490	14,485
Proceeds from sale of property, plant and equipment	1,811	3,819
Other investing activities	(627)	3,089
Net cash used in investing activities	(38,845)	(13,026)

Cash flows from financing activities:
Borrowings on lines of credit	49,100	—
Payments on lines of credit	(38,500)	—
Debt issuance costs	—	(811)
Purchases of treasury stock	(19,330)	(22,695)
Proceeds from employee stock plans	528	1,497
Other financing activities	(3,979)	(2,639)
Net cash used in financing activities	(12,181)	(24,648)

Effect of exchange rate changes on cash	(30)	91

Net increase (decrease) in cash, cash equivalents, and restricted cash	(910)	17,401
Cash, cash equivalents, and restricted cash at beginning of period	5,140	18,237
Cash, cash equivalents, and restricted cash at end of period	$4,230	$35,638

NPK International Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Income from Continuing Operations, Adjusted Income from Continuing Operations Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”) from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDA Margin from Continuing Operations, and Free Cash Flow.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Income from Continuing Operations and Adjusted Income from Continuing Operations Per Common Share
The following tables reconcile the Company’s income from continuing operations and income from continuing operations per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Income from Continuing Operations and Adjusted Income from Continuing Operations Per Common Share:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Income from continuing operations (GAAP)	$6,330	$11,989	$6,063	$28,677	$25,222
Strategic planning, diligence, and acquisition-related costs	719	—	—	751	—
Modification of retirement terms	—	858	—	858	—
Plant expansion expenses	107	226	—	333	—
Severance and related costs	1,210	—	69	1,210	455
Tax on adjustments	(428)	(228)	(14)	(662)	(96)
Adjusted Income from Continuing Operations (non-GAAP)	$7,938	$12,845	$6,118	$31,167	$25,581

Adjusted Income from Continuing Operations (non-GAAP)	$7,938	$12,845	$6,118	$31,167	$25,581

Weighted average common shares outstanding - basic	84,420	84,526	84,359	84,454	84,959
Dilutive effect of restricted stock awards and stock options	952	1,318	707	1,234	862
Weighted average common shares outstanding - diluted	85,372	85,844	85,066	85,688	85,821

Adjusted Income from Continuing Operations Per Common Share - Diluted (non-GAAP):	$0.09	$0.15	$0.07	$0.36	$0.30

NPK International Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations
The following table reconciles the Company’s income from continuing operations calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues	$76,276	$81,585	$68,838	$232,931	$201,848

Operating income from continuing operations (GAAP)	$9,159	$16,090	$9,057	$39,672	$34,214

Income from continuing operations (GAAP)	$6,330	$11,989	$6,063	$28,677	$25,222
Interest (income) expense, net	460	347	(47)	1,130	(94)
Provision for income taxes from continuing operations	2,268	3,908	3,010	9,773	9,995
Depreciation and amortization	8,859	8,378	6,261	25,404	18,235
EBITDA from Continuing Operations (non-GAAP)	17,917	24,622	15,287	64,984	53,358
Strategic planning, diligence, and acquisition-related costs	719	—	—	751	—
Modification of retirement terms	—	858	—	858	—
Plant expansion expenses	107	226	—	333	—
Severance and related costs	1,210	—	69	1,210	455
Adjusted EBITDA from Continuing Operations (non-GAAP)	$19,953	$25,706	$15,356	$68,136	$53,813
Operating Margin from Continuing Operations (GAAP)	12.0%	19.7%	13.2%	17.0%	17.0%
Adjusted EBITDA Margin from Continuing Operations (non-GAAP)	26.2%	31.5%	22.3%	29.3%	26.7%
Free Cash Flow
The following table reconciles the Company’s net cash provided by operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net cash provided by operating activities (GAAP)	$7,119	$21,916	$24,716	$50,146	$54,984
Capital expenditures	(12,304)	(16,531)	(12,714)	(45,519)	(34,419)
Proceeds from sale of property, plant and equipment	792	536	499	1,811	3,819
Free Cash Flow (non-GAAP)	$(4,393)	$5,921	$12,501	$6,438	$24,384

NPK International Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026
Revenues	$75,195	$75,070	$81,585	$76,276	$308,126

Operating income from continuing operations (GAAP)	$12,565	$14,423	$16,090	$9,159	$52,237

Income from continuing operations (GAAP)	$10,723	$10,358	$11,989	$6,330	$39,400
Interest (income) expense, net	107	323	347	460	1,237
Provision (benefit) for income taxes from continuing operations	1,710	3,597	3,908	2,268	11,483
Depreciation and amortization	7,302	8,167	8,378	8,859	32,706
EBITDA from Continuing Operations (non-GAAP)	19,842	22,445	24,622	17,917	84,826
Strategic planning, diligence, and acquisition-related costs	1,088	32	—	719	1,839
Modification of retirement terms	—	—	858	—	858
Plant expansion expenses	—	—	226	107	333
Severance and related costs	763	—	—	1,210	1,973
Adjusted EBITDA from Continuing Operations (non-GAAP)	$21,693	$22,477	$25,706	$19,953	$89,829
Operating Margin from Continuing Operations (GAAP)	16.7%	19.2%	19.7%	12.0%	17.0%
Adjusted EBITDA Margin from Continuing Operations (non-GAAP)	28.8%	29.9%	31.5%	26.2%	29.2%